Exhibit (g)(2)

November 6, 2015

State Street Bank and Trust Company

801 Pennsylvania

Kansas City, MO 64105

Attention: Brock Hill

Re: PIMCO ETF Custody Agreement dated May 22, 2009

Ladies and Gentlemen:

Reference is made to the above Custody Agreement between us dated as of May 22, 2009 (as amended, modified or supplemented from time, the “Agreement). Pursuant to the Agreement, this letter is to provide notice of the fund changes listed below.

Deletions:

PIMCO 3-7 Year U.S. Treasury Index Exchange-Traded Fund

PIMCO 7-15 Year U.S. Treasury Index Exchange-Traded Fund

PIMCO Broad U.S. Treasury Index Exchange-Traded Fund

PIMCO Foreign Currency Strategy Active Exchange-Traded Fund

Additions:

PIMCO 0-1 Year U.S. Treasury Index Exchange-Traded Fund

PIMCO Government Limited Maturity Active Exchange-Traded Fund

PIMCO High Yield Corporate Bond Index Exchange-Traded Fund

PIMCO Prime Maturity Active Exchange-Traded Fund

Name Changes:

PIMCO Diversified Income Exchange-Traded Fund to PIMCO Diversified Income Active Exchange-Traded Fund

PIMCO Enhanced Short Maturity Exchange-Traded Fund to PIMCO Enhanced Short Maturity Active Exchange-Traded Fund

PIMCO Global Advantage® Inflation-Linked Bond Exchange-Traded Fund to PIMCO Global Advantage® Inflation-Linked Bond Active Exchange-Traded Fund

PIMCO Intermediate Municipal Bond Exchange-Traded Fund to PIMCO Intermediate Municipal Bond Active Exchange-Traded Fund

PIMCO Low Duration Exchange-Traded Fund to PIMCO Low Duration Active Exchange-Traded Fund

PIMCO Short Term Municipal Bond Exchange-Traded Fund to PIMCO Short Term Municipal Bond Active Exchange-Traded Fund

PIMCO Total Return Exchange-Traded Fund to PIMCO Total Return Active Exchange-Traded Fund

PIMCO Real Return Exchange-Traded Fund to PIMCO Inflation-Linked Active Exchange-Traded Fund

In accordance with the Section XIV(B) of the Agreement, the undersigned Trust hereby requests that State Street act as Custodian for the new portfolios under the terms of the Agreement. In connection with such request, the undersigned Trust hereby confirms to State Street, as of the date hereof, its representations and warranties set forth in the Agreement. A current Appendix A to the agreement is attached hereto.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

PIMCO ETF TRUST on behalf of each party to the Agreement
By:	/s/ Henrik Larsen
Name:	Henrik Larsen
Title:	Vice President, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY
By:	/s/ Brock M. Hill
Name:	Brock M. Hill
Title:	Senior Vice President , Duly Authorized
Effective Date:	11/10/2015

Appendix A

to

Custody & Investment Accounting Agreement

Dated May 22, 2009

Amended November 6, 2015

List of Funds of PIMCO ETF Trust

Fund Name	PIMCO Account #	State Street #
PIMCO 0-1 Year U.S. Treasury Index Exchange-Traded Fund	4731	Not Assigned
PIMCO 0-5 Year High Yield Corporate Bond Index Exchange-Traded Fund	4780	P1LB
PIMCO 1-3 Year U.S. Treasury Index Exchange-Traded Fund	4730	P1FA
PIMCO 1-5 Year U.S. TIPS Index Exchange-Traded Fund	4792	P1FG
PIMCO 15+ Year U.S. TIPS Index Exchange-Traded Fund	4794	P1FH
PIMCO 25+Year Zero Coupon U.S. Treasury Index Exchange-Traded Fund	4735	P1FM
PIMCO Broad U.S. TIPS Index Exchange-Traded Fund	4795	P1FE
PIMCO Diversified Income Active Exchange-Traded Fund	4744	P1LQ
PIMCO Enhanced Short Maturity Active Exchange-Traded Fund	4750	P1FN
PIMCO Foreign Bond Active Exchange-Traded Fund (U.S. Dollar-Hedged)	4777	P1PB
PIMCO Fundamental IndexPLUS® AR Active Exchange-Traded Fund	4782	P1PD
PIMCO Global Advantage® Inflation-Linked Bond Active Exchange-Traded Fund	4796	P1LA
PIMCO Government Limited Maturity Active Exchange-Traded Fund	4752	P1FS
PIMCO High Yield Corporate Bond Index Exchange-Traded Fund	4781	Not Assigned
PIMCO Inflation-Linked Active Exchange-Traded Fund	4797	P1LS
PIMCO Intermediate Municipal Bond Active Exchange-Traded Fund	4754	P1FQ
PIMCO International Fundamental IndexPLUS® AR Strategy Active Exchange-Traded Fund	4784	P1PE
PIMCO Investment Grade Corporate Bond Index Exchange-Traded Fund	4760	P1FV
PIMCO Low Duration Active Exchange-Traded Fund	4756	P1LR
PIMCO Low Duration Investment Grade Corporate Bond Active Exchange-Traded Fund	4763	P1PA
PIMCO Prime Maturity Active Exchange-Traded Fund	4751	P1FR
PIMCO Short Term Municipal Bond Active Exchange-Traded Fund	4753	P1FO
PIMCO Total Return Active Exchange-Traded Fund	4700	P1LG